Exhibit 1.1

EXECUTION VERSION

KKR & Co. L.P.

12,000,000 6.75% Series A Preferred Units

UNDERWRITING AGREEMENT

March 10, 2016

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the Underwriters
c/o Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York  10036

c/o UBS Securities LLC
1285 Avenue of the Americas

New York, NY 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

KKR & Co. L.P., a Delaware limited partnership (the “Issuer”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 12,000,000 of its 6.75% Series A Preferred Units representing limited partner interests in the Issuer, each with a liquidation preference of $25.00 (the “Series A Preferred Units”) (said units to be issued and sold by the Issuer being hereinafter called the (“Underwritten Securities”)).  The Issuer also proposes to grant to the Underwriters an option to purchase up to an additional 1,800,000 Series A Preferred Units solely to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

The Securities are to be issued pursuant to a Second Amended and Restated Limited Partnership Agreement of the Issuer, to be dated as of March 17, 2016, by and among KKR Management LLC and the limited partners party thereto (the “Amended LPA”). In connection with the issuance of the Securities, the members of KKR Management LLC are amending the Amended and Restated Limited Liability Company Agreement of KKR Management LLC pursuant to an amendment to be dated March 17, 2016 (the “LLC Agreement Amendment”). In connection with the issuance of the Securities, the Issuer intends to contribute the net proceeds from the sale of the Securities to KKR Management Holdings L.P., KKR Fund Holdings L.P., and KKR International Holdings L.P. (collectively, the “KKR Group Partnerships”). In consideration of the Issuer’s contribution, each KKR Group Partnership will issue to the Issuer a new series of preferred units with economic terms designed to mirror those of the Securities (the “GP Mirror Units”) pursuant to amendments to be dated as of March 17, 2016 (the “Group Partnership LPA Amendments”) to the respective Amended and Restated Limited Partnership Agreements of each of the KKR Group Partnerships, by and among the general partners and the limited partners party thereto (as amended by the Group Partnership LPA Amendments, the “Amended Group Partnership LPAs”). The LLC Agreement Amendment, the Amended LPA, the Group Partnership LPA Amendments and this Agreement are together referred to hereinafter as the “Transaction Documents”.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 23 hereof.

1.      Representations and Warranties.  The Issuer represents and warrants to and agrees with each of the Underwriters that:

(a)    The Issuer meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-210061) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Issuer will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing

Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.; provided, however, that the Issuer makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)    The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)    (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(f)    Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)    The Issuer is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(h)    The Issuer is not,  and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will not be, required to register as an investment company under the Investment Company Act.

(i)    The Issuer has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of  the Issuer to facilitate the sale or resale of the Securities.

(j)    KKR Management LLC, a Delaware limited liability company (the “General Partner”) has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Issuer and the Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k)    The Issuer has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(l)    Each subsidiary of the Issuer, including without limitation, KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P., KKR Management Holdings Corp., KKR Financial Holdings LLC (“KFN”) and each of their respective subsidiaries, but not including the KKR Funds (as defined below) or their portfolio companies or investments (each a “Subsidiary” and, collectively, the “Subsidiaries”) and each of the KKR Funds, has been duly organized or formed, is validly existing as a corporation, limited liability company, general or limited or exempted limited partnership, trust or other entity, as applicable, in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the jurisdiction in which it is chartered, registered or organized with full corporate, limited liability company, partnership, trust or other entity power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company, partnership, trust or other entity, as applicable, and is in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  “KKR Funds” means, collectively, all Funds (excluding their portfolio companies and investments, and excluding special purpose entities formed to acquire any such portfolio companies and investments) (i) sponsored or promoted by any of the Subsidiaries, (ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries acts as an investment adviser or investment manager; and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust, a company or other business entity organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne directly or indirectly by investors therein.

(m)    The General Partner is the sole general partner of the Issuer and has a non-economic general partner interest in the Issuer; such non-economic general partner interest has been duly authorized and validly issued, and the General Partner owns such non-economic general partner interest free and clear of all liens, encumbrances, equities or claims; other than its non-economic general partner interest in the Issuer, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any entity.

(n)    All of the outstanding shares of capital stock, partnership interests, partnership units, member interests or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held in partnerships, limited liability companies or similar entities under the applicable laws of other jurisdictions, in the case of the General Partner and any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-303, Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware RULPA”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement), and, to the extent owned directly or indirectly by the Issuer, are owned free and clear of any security interest, claim, lien or encumbrance, except (i) any security interest, claim, lien or encumbrance with respect to (a)

the Credit Agreement dated as of October 22, 2014 among Kohlberg Kravis Roberts & Co. L.P. and the other parties thereto, (b) the Amended and Restated Credit Agreement dated as of March 30, 2012 among KKR Capital Markets Holdings, L.P. and the other parties thereto, as amended, and (c) customary interest rate and foreign exchange swaps, if any, and (ii) in each case as disclosed in the Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(o)    The statements in the Base Prospectus, Preliminary Prospectus and the Final Prospectus under the headings “Description of the Series A Preferred Units,” “Underwriting,” “Description of Preferred Units,” “Description of Our Limited Partnership Agreement” and “Additional United States Federal Income Tax Consequences” and the statements in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Organizational Structure” fairly summarize the matters therein described in all material respects.

(p)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Issuer.

(q)    The Securities to be issued and sold by the Issuer to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights and the holders of the Securities shall not be obligated personally for any of the debts, obligations or liabilities of the Issuer, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Issuer and are not liable under the Delaware RULPA or the Amended LPA to make any capital contributions or other payments to the Issuer with respect to the Securities, except to the extent set forth in this Agreement.

(r)    The Amended LPA, in effect as of the Closing Date has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

(s)    Each of the Amended Group Partnership LPAs (including, for the avoidance of doubt, the Group Partnership LPA Amendments), in effect as of the Closing Date has been duly  authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

(t)    The LLC Agreement Amendment, in effect as of the Closing Date has been duly authorized, executed and delivered by the members of the General Partner and is a valid and legally binding agreement of the members of the General Partner, enforceable against them in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

(u)    The GP Mirror Units to be issued by the KKR Group Partnerships to the Issuer have been duly and validly authorized and, when issued and delivered against consideration received from the Issuer, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus; and the issuance of the GP Mirror Units is not subject to any preemptive or similar rights.

(v)    The Amended and Restated Agreement of Limited Partnership of KKR Management Holdings L.P. has been duly authorized, executed and delivered by KKR Management Holdings Corp., the Second Amended and Restated Limited Partnership Agreement (as amended on August 5, 2014) of KKR Fund Holdings L.P. has been duly authorized, executed and delivered by subsidiaries of the Issuer, and the Amended and Restated Limited Partnership Agreement of KKR International Holdings L.P. has been duly authorized, executed and delivered by subsidiaries of the Issuer and each such agreement (together, the “Group Partnership Agreements”) is a valid and legally binding agreement of KKR Management Holdings Corp., with respect to KKR Management Holdings L.P., and subsidiaries of the Issuer, in their capacity as general partners, with respect to KKR Fund Holdings L.P. and KKR International Holdings L.P., enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

(w)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Transaction Documents, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and except for any such consents, approvals, authorizations, filings or orders the absence of which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)    None of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of the Subsidiaries pursuant to (i) the charter or by-laws or comparable constituting documents of the Issuer or any of the Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of the Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of the Subsidiaries or any of their respective properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (w) (if any), have a Material Adverse Effect.

(y)    The historical financial statements and schedules (including the related notes) included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial position, the results of operations and the changes in cash flows of the entities purported to be shown thereby as of the dates and for the periods indicated in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and, in the case of the historical financial statements and schedules (including the related notes) of the Issuer included or incorporated by reference in the Disclosure Package and the Final Prospectus, comply in all material respects with the requirements of the Securities Act; and the unaudited selected historical financial data included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus.

(z)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the General Partner, the Issuer, any of the Subsidiaries or any of the KKR Funds or its or their property is pending or, to the best knowledge of the Issuer, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(aa)    None of the Issuer, any of the Subsidiaries nor any of the KKR Funds is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the General Partner, the Issuer, any of the Subsidiaries or any of the KKR Funds of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the General Partner, the Issuer, any of the Subsidiaries or any of the KKR Funds or any of its or their properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (z) (if any), have a Material Adverse Effect.

(bb)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or partners’ capital of the General Partner, the Issuer and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package.

(cc)    Deloitte & Touche LLP, whose reports are included or incorporated by reference in the Disclosure Package and the Final Prospectus, is and, during the periods covered by their reports, was an independent registered public accounting firm as required by the Securities Act and the published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(dd)    The Issuer and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Issuer or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and none of the Issuer nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(ee)    Each of the General Partner, the Issuer, the Subsidiaries and the KKR Funds possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and none of the General Partner, the Issuer, the Subsidiaries nor the KKR Funds has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto); each of the General Partner, the Issuer, the Subsidiaries and the KKR Funds, and each of their respective directors, officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, as applicable, in each case as are necessary to conduct the businesses of the General Partner, the Issuer, the Subsidiaries and the KKR Funds, except as disclosed in the Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(ff)    Each of the General Partner, the Issuer and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Final Prospectus, since the end of the Issuer’s most recent audited fiscal year, there has been (i) no material weakness in the Issuer’s or any of the Subsidiaries’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Issuer’s or any of the Subsidiaries’ internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Issuer’s or any of the Subsidiaries’ internal control over financial reporting.

(gg)    The Issuer maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to each of the General Partner, the Issuer and the Subsidiaries is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(hh)    Each of the General Partner, the Issuer, the Subsidiaries and the KKR Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 (the “FSMA”) and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Disclosure Package and the Final Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect other than those jurisdictions where approval is being applied for and pending), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Disclosure Package and the Final Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)    To the knowledge of the Issuer, none of the General Partner, the Issuer nor any of the Subsidiaries which act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any KKR Fund has performed any act or otherwise engaged in any conduct that would prevent the General Partner, the Issuer or such Subsidiary, as the case may be, from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between the General Partner, the Issuer or such Subsidiary, as the case may be, and the KKR Fund except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)    The statistical and market and industry-related data included in the Disclosure Package and the Final Prospectus are based on or derived from sources that the Issuer reasonably believes to be reliable and accurate in all material respects.

(kk)    Subsequent to the respective dates as of which information is given in each of the Disclosure Package and the Final Prospectus, (i) none of the General Partner, the Issuer, nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, nor entered into any transaction; (ii) none of the General Partner, the Issuer, nor any of the Subsidiaries has purchased any of their respective outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind; and (iii) there has not been any change in the respective partners’ capital, short-term debt or long-term debt of any of the General Partner, the Issuer or the Subsidiaries, except in each case (x) as disclosed in each of the Disclosure Package and the Final Prospectus, respectively, or as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) any transaction effectuated pursuant to a plan to repurchase the Issuer’s common units pursuant to an announced repurchase program including a plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (an “Issuer Repurchase Plan”) existing on the date hereof.

(ll)    The operations of each of the General Partner, the Issuer, the Subsidiaries and the KKR Funds are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), as applicable, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the General Partner, the Issuer, the Subsidiaries or the KKR Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(mm)    None of the General Partner, the Issuer, the Subsidiaries nor the KKR Funds nor, to the knowledge of the Issuer, any director, officer, agent, employee or Affiliate of any of the General Partner, the Issuer, the Subsidiaries or the KKR Funds, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to any sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Issuer represents and covenants that it will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any of the General Partner, the Issuer, the Subsidiaries or the KKR Funds, joint venture partner or other Person for the purpose of financing the activities of any person that is the subject of Sanctions.

(nn)    None of the General Partner, the Issuer, the Subsidiaries nor the KKR Funds, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with, affiliated with or acting on behalf of any of the General Partner, the Issuer, the Subsidiaries or the KKR Funds, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to illegally influence official action or secure an improper advantage in violation of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, or similar law of any jurisdiction applicable to the General Partner, the Issuer, the Subsidiaries or the KKR Funds; and each of the General Partner, the Issuer, the Subsidiaries and the KKR Funds have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(oo)    Any certificate signed by any officer, or where applicable, the general partner, of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

(pp)    The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

2.        Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price per Series A Preferred Unit of (i) $24.5000 for those Units offered and sold by the Underwriters pursuant to institutional orders and (ii) $24.2125 for those Units offered and sold by the Underwriters pursuant to retail orders, plus in each case, declared and unpaid distributions, if any, from March 17, 2016 to the Closing Date, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto; it being understood that the aggregate purchase price for the Underwritten Securities is $290,717,900.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an additional 1,800,000 Option Securities at the same purchase price per unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

3.        Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on March 17, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives, on a date as agreed to by the parties (which shall be within five Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer.  If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.        Offering by Underwriters.  (a) Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Issuer that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(iii)          in relation to each Member State of the European Economic Area (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it is permitted to have made and may make an offer to the public in that Relevant Member State of any Securities at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)                               to legal entities which are qualified investors as defined in the Prospectus Directive;

(B)                               to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(C)                               in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

5.      Agreements.  The Issuer agrees with each Underwriter that:

(a)    The Issuer will furnish to each Underwriter and to counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Written Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

(b)    The Issuer will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule III hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)    The Issuer will not amend or supplement the Registration  Statement or the Final Prospectus other than by the Issuer filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Underwriters (as defined by the Underwriters), the Issuer will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement or the Final Prospectus unless, prior to such proposed filing, the Issuer has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.  The Issuer will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Prospectus shall have been filed with the Commission. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Issuer will promptly advise the

Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable

(d)    If at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or the Final Prospectus as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer promptly will  (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the requirements of Section 5(c), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(e)    The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule

II hereto.  Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)    The Issuer will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)    As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(h)    The Issuer will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i)    The Issuer will use the net proceeds received by the Issuer from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”

(j)    The Issuer will not for the period between the Execution Time and 30 days after the date of the Final Prospectus, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any Affiliate of the Issuer or any person in privity with the Issuer or any Affiliate of the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, of any debt securities issued or guaranteed by the Issuer or shares of any class of partnership interests of the Issuer (other than the Securities) that is preferred as to the payment of distributions, or as to the distribution of assets upon any liquidation or dissolution of the Issuer, over shares of any other class of partnership interests of the Issuer. The restrictions described in this paragraph shall not apply to (i) the sale of the Securities pursuant to this Underwriting Agreement, (ii) any transaction effectuated pursuant to an Issuer Repurchase Plan existing on the date hereof.

(k)    The Issuer will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(l)    The Issuer will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) regarding the Issuer or the Issuer generally made available to their security holders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Issuer is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Issuer as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Issuer and its subsidiaries are consolidated in reports furnished to their security holders).

(m)    The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of the Transaction Documents, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of representatives of the Issuer in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer in respect of the transactions contemplated hereby; (xi) any fees charged by the rating agencies for the rating of the Securities; and (xii) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder.

(n)    The Issuer will use commercially reasonable efforts to cause the Securities to be listed for trading on the New York Stock Exchange within 30 days after the Closing Date and maintain such listing.

6.    Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Issuer contained herein at the Execution Time, the Closing Date and any settlement date in connection with the Option Securities, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)    The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Issuer shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Issuer, to furnish to the Representatives its opinion and disclosure letter, dated the Closing Date and addressed to the Representatives, substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively.

(c)    The Issuer shall have requested and caused David J. Sorkin, General Counsel of the Issuer, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B.

(d)    The Issuer shall have requested and caused Maples and Calder, special Cayman counsel for KKR Fund Holdings L.P. and KKR International Holdings L.P., to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C.

(e)    The Issuer shall have requested and caused Willkie Farr & Gallagher LLP, special counsel for the Issuer, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit D.

(f)    The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)    The Representatives shall have received on the Closing Date:

(i)            certificates, dated the Closing Date and each signed by an executive officer or, where applicable, the general partner of the Issuer, on behalf of the Issuer to the effect that (x) each of the signers of such certificate has carefully examined the Disclosure Package and the Final Prospectus and any

supplements or amendments thereto, and this Agreement, (y) the representations and warranties of the Issuer contained in this Agreement are true and correct on and as of the Closing Date and that the Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (z) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise) earnings, business or properties of the Issuer and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), provided that any executive officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened; and

(ii)           a certificate, dated the Closing Date and signed by the chief financial officer of the General Partner on its own behalf and on behalf of the Issuer substantially in the form attached hereto as Exhibit E.

(h)    At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Issuer, letters, dated respectively as of the Execution Time and as of the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Disclosure Package, the Preliminary Prospectus and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(i)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise) earnings, business or properties of the Issuer and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)   Prior to the Closing Date, the Amended LPA shall have been executed by the General Partner and the limited partners party thereto and the Amended LPA shall be in full force and effect.

(l)    Prior to the Closing Date, the LLC Agreement Amendment shall have been executed by the General Partner and the LLC Agreement Amendment shall be in full force and effect.

(m)  Prior to the Closing Date, the Group Partnership LPA Amendments shall have been executed by the parties thereto and the Amended Group Partnership LPAs shall be in full force and effect.

(n)   Simultaneously with the closing of the offering of the Securities, the GP Mirror Units will be issued by each of the KKR Group Partnerships to the Issuer with terms conforming with those set forth in the Disclosure Package and the Final Prospectus.

(o)   Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Underwriters, Davis Polk & Wardwell LLP, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.     Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer, will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.     Indemnification and Contribution.  (a) The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each

Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

(b)   Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Issuer, its directors, its officers, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  The Issuer acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” the tenth paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any other written information used by or on behalf of the Issuer in connection with the offer or sale of the Securities, or in any amendment or supplement thereto.

(c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act and each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

9.     Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuer.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuer’s common units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is material and adverse and which, singly or together with any other event specified in this clause (iii), makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.  Research Analyst Independence.  The Issuer  acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuer and other Subsidiaries and/or the offering that differ from the views of their respective investment banking divisions.  The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer or any other Subsidiary may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer or any other Subsidiary by such Underwriters’ investment banking divisions.  The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities that may be the subject of the transactions contemplated by this Agreement.

12.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to c/o Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Fixed Income Syndicate Desk, with a copy to the Legal Department; c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza NY 1-050-12-01, New York, New York 10020, Attention: High Grade Transaction Management/Legal; c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Fixed Income Syndicate; or c/o Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Transaction Management; or, if sent to the Issuer, will be mailed, delivered or telefaxed to (212) 750-0003 and confirmed to it at 9 West 57th Street, Suite 4200, New York, New York, 10019, attention of the Legal Department.

14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in

Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

15.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.  Waiver of Jury Trial.  The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.  No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

19.  Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

20.  Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

23.  Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, and any other pricing information set forth in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto  becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between each of the Issuer, the General Partner and the several Underwriters.

Very truly yours,

KKR & Co. L.P.

By:	KKR Management LLC,
its general partner

By:	/s/ David Sorkin
	Name:	David Sorkin
	Title:	Secretary

1

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Matthew Basler
	Name:	Matthew Basler
	Title:	Managing Director

UBS Securities LLC

By:	/s/ Mehdi Manii
	Name:	Mehdi Manii
	Title:	Director

By:	/s/ Samuel Reinhart
	Name:	Samuel Reinhart
	Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

For themselves and the other several Underwriters

named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Morgan Stanley & Co. LLC	2,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,400,000
UBS Securities LLC	2,400,000
Wells Fargo Securities, LLC	2,400,000
Barclays Capital Inc.	480,000
Citigroup Global Markets Inc.	480,000
Goldman, Sachs & Co.	480,000
HSBC Securities (USA) Inc.	480,000
Mizuho Securities USA Inc.	480,000
Total	12,000,000

SCHEDULE II

List of Free Writing Prospectuses (expressly included in the Disclosure Package):

The free writing prospectus filed with the Commission on March 10, 2016.

Pricing Information Provided Orally by the Underwriters:

Price to the Public: $25.00

Number of Underwritten Securities: 12,000,000

Number of Option Securities: 1,800,000

SCHEDULE III

Final Term Sheet

Filed pursuant to Rule 433

Registration No. 333-210061

Supplementing the Preliminary

Prospectus Supplement

dated March 10, 2016

(To Prospectus dated March 10, 2016)

KKR & Co. L.P.

Pricing Term Sheet

12,000,000 Units

6.75% Series A Preferred Units

March 10, 2016

The information in this pricing term sheet relates to KKR & Co. L.P.’s offering of its 6.75% Series A Preferred Units (the “Offering”) and should be read together with the preliminary prospectus supplement dated March 10, 2016 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated March 10, 2016, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-210061.  The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus.  Terms used herein but not defined herein shall have the meanings as set forth in the Preliminary Prospectus Supplement.  All references to dollar amounts are references to U.S. dollars.

Issuer:	KKR & Co. L.P. (the “Partnership”)

Title of Security:	6.75% Series A Preferred Units (the “Units”)

Size:	$300,000,000 (12,000,000 Units)

Over-allotment Option:	$45,000,000 (1,800,000 Units)

Liquidation Preference:	$25.00 per Unit

Maturity:	Perpetual

Distribution Rate:	At a rate per annum equal to 6.75% only when, as and if declared.

Distributions on the Units are non-cumulative.

Distribution Payment Dates:	The 15th of each March, June, September and December, commencing on June 15, 2016.

Optional Redemption:

The Units may be redeemed at the Partnership’s option, in whole or in part, at any time on or after June 15, 2021 at a price of $25.00 per Unit, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. Holders of the Units will have no right to require the redemption of the Units.

Change of Control Redemption:

If a Change of Control Event (as described in the prospectus supplement) occurs prior to June 15, 2021, the Units may be redeemed at the Partnership’s option, in whole but not in part, upon at least 30 days’ notice, within 60 days of the occurrence of such Change of Control Event, at a price of $25.25 per Unit, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions.

Distribution Rate Step-Up Following Change of Control Event:

If (i) a Change of Control Event occurs (whether before, on or after June 15, 2021) and (ii) the Partnership does not give notice prior to the 31st day following the Change of Control Event to redeem all the outstanding Units, the distribution rate per annum on the Units will increase by 5.00%, beginning on the 31st day following such Change of Control Event.

Trade Date:	March 10, 2016

Expected Settlement Date:	March 17, 2016 (T+5)

Public Offering Price:	$25.00 per Unit

Underwriting Discounts and Commissions:	$0.7875 per Unit for retail orders $0.5000 per Unit for institutional orders

Net Proceeds (before expenses) to the Partnership:	$290,717,900

Listing:	The Partnership intends to apply to list the Units on the New York Stock Exchange under the symbol “KKR PR A”.

CUSIP/ISIN:	48248M 201 / US48248M2017

Anticipated Ratings*:	[Omitted]

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC Wells Fargo Securities, LLC

Lead Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman, Sachs & Co. HSBC Securities (USA) Inc. Mizuho Securities USA Inc.

*                                         Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408, UBS Securities LLC toll-free at 1-888-827-7275 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

EXHIBIT A-1

FORM OF OPINION TO BE PROVIDED BY
SIMPSON THACHER & BARTLETT LLP

1.                                      The Managing Partner has been duly formed and is validly existing and in good standing as a limited liability company under the law of the State of Delaware and has full limited liability company power and authority to conduct its business as described in the Registration Statement and the Prospectus.

2.                                      Each of the Partnership and KKR Management Holdings has been duly formed and is validly existing and in good standing as a limited partnership under the law of the State of Delaware and has full limited partnership power and authority to conduct its business as described in the Registration Statement and the Prospectus.

3.                                      The Securities have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, the Securities will be, validly issued and holders of the Securities will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Securities.

4.                                      The MH Units have been duly authorized and, upon the payment and delivery thereof, the MH Units will be, validly issued and holders of the MH Units will have no obligation to make payments or contributions to KKR Management Holdings or its creditors solely by reason of their ownership of the MH Units.

5.                                      The statements made in each of the Preliminary Prospectus and the Prospectus under the captions “Description of the Series A Preferred Units” and the “Description of Preferred Units,” each as amended and supplemented by the documents incorporated by reference therein, insofar as they purport to constitute summaries of the terms of the Securities, constitute accurate summaries of the terms of such Securities in all material respects.

6.                                      The statements made in each of the Preliminary Prospectus and the Prospectus under the captions “Material U.S. Federal Tax Considerations” and “Additional Material U.S.

Federal Income Tax Considerations”, insofar as they purport to constitute summaries of certain matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

7.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Managing Partner and the Partnership.

8.                                      The KKR Partnership Agreement Amendment has been duly authorized, executed and delivered by the Managing Partner and constitutes a valid and legally binding obligation of the Managing Partner enforceable against the Managing Partner in accordance with its terms.

9.                                      The MH Amendment has been duly authorized, executed and delivered by the MH General Partner and constitutes a valid and legally binding obligation of the MH General Partner enforceable against the MH General Partner in accordance with its terms.

10.                               The issue and sale of the Securities by the Partnership, the execution, delivery and performance by the Partnership of the Underwriting Agreement, and the execution and delivery of the KKR Partnership Agreement Amendment will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the KKR Partnership Agreement or any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any order known to us issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over the Partnership or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph 10 with respect to any U.S.

federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law.

11.                               The issue of the MH Units by KKR Management Holdings and the execution and delivery of the MH Amendment will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the MH Partnership Agreement or any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Partnership Act or any order known to us issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over KKR Management Holdings or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph 11 with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law.

12.                               No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any federal or New York State court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for (i) the issue and sale of the Securities by the Partnership and the compliance by the Partnership with all of the provisions of the Underwriting Agreement and the execution and delivery of the KKR Partnership Agreement Amendment, except for the registration under the Securities Act and the Exchange

Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) the issue of the MH Units by KKR Management Holdings.

13.                               The Registration Statement has become effective under the Securities Act, the Preliminary Prospectus was filed on March [•], 2016 and the Prospectus was filed on March [•], 2016, pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

EXHIBIT A-2

FORM OF DISCLOSURE LETTER TO BE PROVIDED BY
SIMPSON THACHER & BARTLETT LLP

We advise you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of March [•], 2016, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of March [•], 2016, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of [  :   ] p.m. (New York City time), on March [•], 2016, the time of the pricing of the offering of the Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of March [•], 2016, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

EXHIBIT B

FORM OF OPINION TO BE PROVIDED BY
GENERAL COUNSEL OF THE GENERAL PARTNER

1                                         Each subsidiary of the Partnership (each, a “Subsidiary”) other than, for this clause (i) only, KKR Management Holdings L.P., a Delaware limited partnership, KKR Fund Holdings L.P., an exempted limited partnership formed under the laws of the Cayman Islands, and KKR International Holdings L.P., an exempted limited partnership formed under the laws of the Cayman Islands (together with KKR Management Holdings L.P. and KKR Fund Holdings L.P., the “Group Partnerships”), and each KKR Fund has been duly formed and is validly existing and in good standing (to the extent applicable) as a corporation, limited liability company, general or limited partnership, trust or other business entity, as applicable, under the law of its jurisdiction of formation and has full corporate, limited liability company, partnership, trust or other power and authority to conduct its business except to the extent that the failure to be so formed, existing, in good standing or have such power and authority would not reasonably be expected to have a material adverse effect on the Partnership, the Subsidiaries and the KKR Funds taken as a whole (a “Material Adverse Effect”).  Subsidiary excludes the Funds (as defined below) or their portfolio companies or investments but includes KKR Financial Holdings LLC.  “KKR Funds” means, collectively: KKR European Fund, Limited Partnership, KKR Millennium Fund L.P., KKR Millennium Fund (Overseas), Limited Partnership, KKR European Fund II, Limited Partnership, KKR 2006 Fund L.P., KKR North America Fund XI L.P., KKR-Keats Pipeline Investors L.P., KKR 2006 Fund (Overseas), Limited Partnership, KKR Asian Fund L.P., KKR European Fund III, Limited Partnership, KKR E2 Investors L.P., 8 North America Investor L.P., KKR Asian Fund II L.P. and KKR China Growth Fund L.P. “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust, a company or other business entity organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne directly or indirectly by investors therein.

2                                         To my knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the General Partner, the Partnership, the Subsidiaries or its or their property that is not disclosed in the Preliminary Prospectus and the Prospectus, except in each case for such actions, suits or proceedings that would not singly or in the aggregate reasonably be expected to have a Material Adverse Effect.

3                                         None of the Partnership or the Group Partnerships is required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered as a broker-dealer under Section 15(b) of the Exchange Act, and each of the Subsidiaries that is required to be registered as an investment adviser under the Advisers Act or registered as a broker-dealer under Section 15(b) of the Exchange Act is so registered, except where the failure to be so registered would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4                                         To my knowledge, neither the General Partner, the Partnership nor the Subsidiaries (A) is in violation in any material respect of its certificate of limited partnership or formation, charter, limited partnership or limited liability company agreement or by-laws, as the case may be, (B) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule I hereto, or (C) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (A) (with respect to the Subsidiaries only) (B) and (C), for those defaults, violations or failures that, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

EXHIBIT C

FORM OF OPINION TO BE PROVIDED BY CAYMAN COUNSEL

1                                         Each of the GP Company and the First General Partner has been duly incorporated as an exempted company and is validly existing and in good standing under the laws of the Cayman Islands.

2                                         The execution and delivery by the First General Partner of the Partnership Agreements and the performance of the terms and conditions thereof do not conflict with or result in a breach of any of the terms or provision of the Memorandum and Articles or any law, public rule or regulations applicable to the First General Partner in the Cayman Islands currently in force and the execution and delivery by the Second General Partner of the Partnership Agreements and the performance of the terms and conditions thereof do not conflict with or result in a breach of any of the terms or provision of the Memorandum and Articles or any law, public rule or regulations applicable to the Second General Partner in the Cayman Islands currently in force.

3                                         The First General Partner has full power and authority under the First GP Memorandum and Articles, and the Second General Partner has full power and authority under the GP Partnership Agreement, to enter into, execute and perform their respective obligations under the Partnership Agreements.

4                                         Each of the Second General Partner and the Partnerships has been duly formed and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

5                                         Each Partnership has all requisite capacity, power and authority under the relevant Partnership Agreement to enter into and perform its obligations in connection with the issuance of the GP Mirror Units.

6                                         Each Partnership’s performance of its obligations in connection with the issuance of the GP Mirror Units will not conflict with or result in a breach of any of the terms or provisions of the relevant Partnership Agreement or any law, public rule or regulation applicable to the General Partners or the Partnerships currently in force in the Cayman Islands.

7                                         The execution, delivery and performance of the Partnership Agreements have been authorised by or on behalf of the General Partners and upon the execution and unconditional delivery of the Partnership Agreements by or on behalf of the General Partners and by or on behalf of the Limited Partner, the Partnership Agreements will have been duly executed and delivered on behalf of the General Partners and will constitute the legal, valid and binding obligations of the General Partners and Limited Partner thereto enforceable in accordance with their terms.

8                                         No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)                                 the execution, creation or delivery of the Partnership Agreements;

(b)                                 subject to the payment of the appropriate stamp duty, enforcement of the Partnership Agreements; or

(c)                                  the performance by each General Partner or each Partnership (as applicable) of its obligations under the relevant Partnership Agreements.

9                                         No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)                                 the execution or delivery of the Partnership Agreements;

(b)                                 the enforcement of the Partnership Agreements; or

(c)                                  payments made under, or pursuant to the Partnership Agreements.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.  There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

10                                  The courts of the Cayman Islands will observe and give effect to the choice of Cayman Islands law as the governing law of the Partnership Agreements.

11                                  Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of formation of the Partnerships and the Second General Partner and incorporation of the GP Company and the First General Partner to [  ] March 2016 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (the “Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Partnerships, the General Partners or the GP Company is identified as a defendant or respondent.

12                                  It is not necessary to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Partnership Agreements that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

13                                  [The Limited Partner is a limited partner of Mirror Units Issuer 1, the Limited Partner is a limited partner of Mirror Units Issuer 2 and KKR Holdings L.P. is a limited partner of the Limited Partner.  The Limited Partner has been duly admitted to Mirror Units Issuer 1 as a limited partner within the meaning of the Law, and, except as otherwise provided in Article V of the Mirror Units Issuer 1 Partnership Agreement, the Limited Partner is not required to make additional Capital Contributions (as defined in the Mirror Units Issuer 1 Partnership Agreement) to Mirror Units Issuer 1 without the consent of the Limited Partner and is not permitted to make additional Capital Contributions to Mirror Units Issuer 1 without the consent of a General Partner.  The Limited Partner has been duly admitted to Mirror Units Issuer 2 as a limited partner within the meaning of the Law, and, except as otherwise provided in Article V of the Mirror Units Issuer 2 Partnership Agreement, the Limited Partner is not required to make additional Capital Contributions (as defined in the Mirror Units Issuer 2 Partnership Agreement) to Mirror Units Issuer 2 without the consent of the Limited Partner and is not permitted to make additional Capital Contributions to Mirror Units Issuer 2 without the consent of a General Partner.]

14                                  Based solely on our review of the registers of mortgages of limited partnership interests of each Partnership and the Limited Partner maintained at the registered office in the Cayman Islands of each Partnership and the Limited Partner (which we have not independently verified), no mortgages or charges over limited partnership interests in each Partnership or the Limited Partner have been granted by the Limited Partner or KKR Holdings L.P., respectively.

15                                  The statements in the Supplementary Prospectus entitled “Mirror Units” (in so far as that section relates to the Partnership Agreements and Cayman Islands law only) are accurate and fairly present the information and summarise the matters referred to therein.

16                                  The register of limited partners of the relevant Partnership is prima facie evidence of the matters which are directed by the Law to be inserted therein set out against its name for all purposes.

17                                  Save as set out in the Partnership Agreements and subject to the Law, there are no restrictions under Cayman Islands law:

(a)                                 on the transfer by a limited partner of any of GP Mirror Units; and

(b)                                 on the rights of a limited partner as an owner of the GP Mirror Units to hold or vote in connection with the matters of the Partnership. However, please note paragraph 18.

18                                  The Limited Partner:

(a)                                 shall not be (subject to paragraphs 18(b) and 18(c) below) liable for the debts or obligations of a Partnership except where the Limited Partner expressly undertakes liability for the debts and obligations of the applicable Partnership under the appicable Partnership Agreement or under some other agreement;

(b)                                 who takes part in the conduct of the business of a Partnership in its dealings with persons who are not partners of such Partnership will be liable, in the event of the insolvency of the Partnership, for all debts and obligations of such Partnership for the period during which he takes part in the conduct of the business as though he were for that period a general partner, but he shall be liable only to a person who transacts business with the Partnership during the period with actual knowledge of his participation and who then reasonably believed such Limited Partner to be a general partner of such Partnership; and

(c)                                  who receives a payment representing a return of any part of his contribution to the applicable Partnership or who is released from any outstanding obligation in respect of his commitment and at the time that the payment is made or the release effected:

(i)                                     such Partnership is insolvent including (without limitation) where the payment or release causes the insolvency; and

(ii)                                  the Limited Partner has actual knowledge of the insolvency of the Partnership,

shall be liable to repay such payment or duly perform the released obligation in respect of his commitment for a period of six months commencing on the date that payment or release was made by such Partnership, but not thereafter, and in each case to the extent that the repayment or performance of the released obligation is necessary to discharge a debt or obligation of such Partnership incurred during the period that the contribution or commitment represented an asset of such Partnership.  Any amount to be repaid shall bear simple interest at the rate of ten per cent. per annum (calculated on a daily basis) or otherwise as may be specified in the applicable Partnership Agreement.

19                                  Save as set out in the Partnership Agreements, distributions authorised and payable in accordance with the Partnership Agreements may under the current laws and regulations of the Cayman Islands be paid to the owner of the GP Mirror Units and where they are to be paid from the Cayman Islands are freely transferable out of the Cayman Islands and there are no restrictions under Cayman Islands law which would prevent the applicable Partnership from paying such distributions in U.S. Dollars or any other currency.

EXHIBIT D

FORM OF OPINION TO BE PROVIDED BY WILLKIE FARR & GALLAGHER LLP

KKR is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will not be, required to register as an investment company under the Investment Company Act of 1940.

EXHIBIT E

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

KKR MANAGEMENT LLC

CHIEF FINANCIAL OFFICER’S CERTIFICATE

March [•], 2016

I, William J. Janetschek, as Chief Financial Officer of KKR Management LLC, a Delaware limited liability company (the “General Partner”), being the sole general partner of KKR & Co. L.P., a Delaware limited partnership (the “Issuer”), do hereby certify, on behalf of the Issuer that:

1.             I am providing this certificate in connection with the offering (the “Offering”) by the Issuer of [•] of its [•]% Series A Preferred Units, each with a liquidation preference of $25.00, on the terms and subject to the conditions described in the final prospectus supplement dated March [•], 2016 (the “Final Prospectus”).

2.             I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Issuer and its consolidated subsidiaries and have had responsibility for financial and accounting matters with respect to the Issuer and the General Partner and its consolidated subsidiaries.

3.             I have read and am familiar with the Final Prospectus and the financial statements and other financial and statistical information set forth or incorporated by reference therein, including the unaudited consolidated and combined statements of the financial condition of the Issuer as of December 31, 2015, and unaudited consolidated and combined statements of operations, changes in equity and cash flows of the Issuer for the year ended December 31, 2015.

4.             I have reviewed the circled information contained on the attached Exhibit A (the “Exhibit A Circled Information”), which is included or incorporated by reference in the Final Prospectus.  As of the date hereof, the Exhibit A Circled Information is accurately derived from internal records or schedules prepared by management.

Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Underwriting Agreement, dated March [•], 2016, among the Issuer, General Partner and the Underwriters named in Schedule I thereto.

This certificate is being furnished to the Underwriters of the Offering solely to assist them in conducting their investigation of the Issuer and its Subsidiaries in order to establish appropriate defenses under applicable securities laws or other similar laws relating to disclosure to investors, in connection with the Offering.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on behalf of the Issuer as of the date first written above.

By:
William J. Janetschek
Chief Financial Officer,
KKR Management LLC, on behalf of itself and as general partner of KKR & Co. L.P.

[Chief Financial Officer’s Certificate]